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                                                                    EXHIBIT 21




                              LIST OF SUBSIDIARIES



     Sun Communities Finance Limited Partnership, a Michigan limited partnership

     Sun Home Services, Inc., a Michigan corporation

     Sun Management, Inc., a Michigan corporation

     Sun QRS, Inc., a Michigan corporation

     Sun Florida QRS, Inc., a Michigan corporation

     Sun Water Oak Golf, Inc., a Michigan corporation

     Sun Texas QRS, Inc., a Michigan corporation

     Sun Communities Texas Limited Partnership, a Michigan limited partnership

     8920 Associates, a Florida partnership

     Miami Lakes Venture Associates, a Florida partnership

     Sun Communities Alberta Limited Partnership, a Michigan limited partnership

     Family Retreat, Inc., a Michigan corporation

     Sun GP L.L.C., a Michigan limited liability company

     Aspen-West Michigan Holdings L.L.C., a Michigan limited liability company

     Aspen-Alpine Limited Partnership, a Michigan limited partnership

     Aspen-Bedford Investment Limited Partnership, a Michigan limited partnership

     Aspen Brentwood Holdings L.L.C., a Michigan limited liability company

     Byron Center Mobile Village, a Michigan limited partnership

     Aspen-Country Acres Investment Limited Partnership, a Michigan limited partnership

     Aspen-Cutler Investment Limited Partnership, a Michigan limited partnership

     Aspen-Grand Holdings L.L.C., a Michigan limited liability company

     Aspen-Kings Investment Limited Partnership, a Michigan limited partnership

     Aspen-Lincoln Investment Limited Partnership, a Michigan limited partnership

     Aspen-Town & Country Investment Limited Partnership, a Michigan limited partnership


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     Aspen-Allendale Project Limited Partnership, a Michigan limited partnership

     Aspen-Presidential Project Limited Partnership, a Michigan limited partnership

     Aspen-Alpine Project Limited Partnership, a Michigan limited partnership

     Bedford Hills Mobile Village, a Michigan limited partnership



     Aspen-Brentwood Project Limited Partnership, a Michigan limited partnership

     Aspen-Byron Project Limited Partnership, a Michigan limited partnership

     Aspen-Country Project Limited Partnership, a Michigan limited partnership

     Aspen-Cutler Associates, a Michigan limited partnership

     Aspen-Grand Project Limited Partnership, a Michigan limited partnership

     Aspen-Kings Court Limited Partnership, a Michigan limited partnership

     Aspen-Holland Estates Limited Partnership, a Michigan limited partnership

     Aspen-Town & Country Associates II Limited Partnership, a Michigan limited partnership

     Aspen-Paradise Park II Limited Partnership, an Illinois limited partnership

     Aspen-Arbor Terrace L.P., a Florida limited partnership

     Aspen-Bonita Lake Resort Limited Partnership, a Florida limited partnership

     Aspen-Breezy Project Limited Partnership, a Florida limited partnership

     Aspen-Indian Project Limited Partnership, a Florida limited partnership

     Aspen-Siesta Bay Limited Partnership, a Florida limited partnership

     Aspen-Silver Star II Limited Partnership, a Florida limited partnership

     Aspen-Ft. Collins Limited Partnership, a Colorado limited partnership

     SCF Manager, Inc., a Michigan corporation

     Sun Communities Nevada Limited Partnership, a Michigan limited partnership

     Sun Communities Funding Limited Partnership, a Michigan limited partnership

     SCN Manager, Inc., a Michigan corporation

     Sun Communities Funding GP L.L.C., a Michigan limited liability company

     Sun Communities Nevada GP LLC, a Michigan limited liability company

     Sun Acquiring, Inc., a Kansas corporation